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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated August 24, 2001 with respect to the consolidated financial statements of Mandara Spa Asia Limited contained in the current report on Form 8-K of Steiner Leisure Limited dated March 26, 2002 filed with the Securities and Exchange Commission.


Ernst & Young LLP

Jakarta, Indonesia


March 26, 2002